CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-02493, -07263, -34907 and 33-59379) and on Form S-8 (33-39155).

San Francisco, California                              ARTHUR ANDERSEN LLP
March 18, 1998





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